Exhibit 99.1

CHC HELICOPTER CFO TO HOST MARCH 25 BREAKFAST MEETING
AT HOWARD WEIL’S 42ND-ANNUAL ENERGY CONFERENCE
Online ‘Toolkit’ Provides Thorough Information About CHC, Industry

March 17, 2014 - Vancouver, British Columbia, Canada – The chief financial officer of CHC Helicopter (NYSE: HELI) will be meeting with investors and analysts at a premier energy-investment conference.

CHC’s Joan Hooper will host a breakfast roundtable on Tuesday, March 25, at the Howard Weil’s 42nd-Annual Energy Conference in New Orleans. This is the company’s first investor conference since its initial public offering of ordinary s hares on Jan. 17. Ms. Hooper’s meeting is scheduled for 7 a.m. Central Daylight Time.

“The offshore flying services CHC provides play a vital role in the global oil-and-gas industry and are in demand today,” said Ms. Hooper. “In addition, the long-term trends for investment in deepwater and ultra-deepwater production, together with continued exploration and discovery of new oil and gas supplies, are robust.”

Ms. Hooper said that to enhance thorough and accurate understanding about CHC, the company has an online “toolkit” at www.chc.ca/investortoolkit. The site includes CHC’s Jan. 16 S-1 registration, along with its fiscal-2014 third-quarter earnings release, web deck, analysts-call transcript and 10-Q filling.

About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 240 aircraft in approximately 30 countries around the world.

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Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca